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Exhibit 23.1  Consent of KPMG Peat Marwick LLP

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                                 [Letterhead]

The Board of Directors
Elgin Financial Center, SB



We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" and "Legal and Tax Opinions" in the prospectus/Form S-1 registration statement.



                                       /s/ KPMG Peat Marwick LLP



Chicago, Illinois
October 24, 1997